Exhibit (p)(9)

Etna Capital Management Limited

Code of Ethics

Effective Date: 6/15/2024

This Code of Ethics (the “Code”) is the sole property of Etna Capital Management Limited (“Etna” or “Firm”) and must be returned to the Firm should an employee’s association with the Firm terminate for any reason.

The content of this Code is confidential and should not be revealed to third parties without the consent of the Chief Compliance Officer.

Table of Contents

Introduction	1
Definitions	3
Standard of Conduct	6
Insider Trading	7
Personal Trading Procedures	8
Holdings and Transaction Reporting	11
Initial Holdings	11
Quarterly Transaction and Account Reporting Requirements	11
Annual Holdings Reporting Requirements	12
Submission of Duplicate Transaction Confirmations and Securities Account Statements	12
Opening of Brokerage Accounts	12
Discretionary Accounts	12
Private Placements and Limited Partnerships	13
Review of Personal Trading Information	13
Other Required Reporting	14
Gifts and Entertainment	15
Political Contributions (Pay-to-Play)	17
Outside Business Activities	18
Email and Other Electronic Communication	19
Social Media	20
Training	21
Temporary Staff, Part-Time Staff, and Interns	22
Sanctions and Remedies	23
Reporting Violations	24
Whistleblowers	25
Acknowledgement	26
Exhibit 1 – Code of Ethics Initial Acknowledgement	27
Exhibit 2 – Code of Ethics Annual Acknowledgement	28
Exhibit 3 – Personal Securities Transaction Pre-Clearance Form	29
Exhibit 4 – Initial Holdings Report	31
Exhibit 5 – Quarterly Transaction Report	32
Exhibit 6 – Quarterly Transaction Attestation	33
Exhibit 7 – Annual Holdings Report	34
Exhibit 8 – Gifts and Entertainment Pre-Approval Form	35
Exhibit 9 – Political Contribution Pre-Approval Form	36

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Introduction

Etna Capital Management Limited (“Etna” or “Firm”) maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the Hong Kong Securities and Futures Commission (the “SFC”) and the U.S. Securities and Exchange Commission (“SEC”). In particular, Section 17(j) of the Investment Company Act of 1940 (the “1940 Act”) and Rule 17j-1 thereunder are intended to address the potential conflicts arising from the personal investment activities of investment company personnel, officers and directors, including an investment company’s principal underwriter. Rule 17j-1, among other things, (a) prohibits fraudulent, deceptive or manipulative acts by investment company affiliates and certain other persons in connection with their personal transactions in securities held or to be acquired by the investment company, (b) requires investment companies and principal underwriters to adopt codes of ethics reasonably designed to prevent their access persons from engaging in conduct prohibited by the rule, (c) requires such access persons to periodically report their securities holdings and personal securities transactions, (d) requires that certain investment personnel receive pre-approval before investing in certain securities offerings and (e) provides certain recordkeeping and other administrative requirements.

Similarly, Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act”) is intended to prevent the misuse of material, non-public information in violation of the Advisers Act. Rule 204A-1 thereunder, among other things, requires an investment adviser registered under the Advisers Act to establish, maintain and enforce a written code of ethics that, at a minimum, includes: (a) a standard of business conduct which reflects its fiduciary obligations and those of its supervised persons; (b) provisions requiring the adviser’s supervised persons to comply with applicable federal securities laws; (c) provisions requiring the adviser’s access persons to periodically report their securities holdings and personal securities transactions; (d) provisions requiring supervised persons to report any violations of the adviser’s code of ethics promptly to the adviser’s chief compliance officer or his or her designee; and (e) provisions requiring the adviser to provide each of its supervised persons with a copy of its code of ethics and receive written acknowledgement of receipt.

All personnel are required to adhere to the provisions outlined within this Code of Ethics (the “Code”) as a condition of employment, or continued engagement, with Etna. This Code outlines policies and procedures to minimize conflicts of interest. All personnel are required to report any violation of this Code to Etna’s Chief Compliance Officer (“CCO”). If you have any questions regarding this Code, you are urged to contact Etna’s CCO.

All personnel will be provided with a copy of the Code. An electronic version of the Code is available via the Firm’s cloud storage system.

This Code is an integral component of Etna’s compliance program. All recipients of the Code must read and understand the contents of the Code and know how to locate a copy of the Code.

Etna will distribute the Code to each employee upon commencement of employment, annually, and upon any change to the Code. All employees must acknowledge that they have received, read, understood, and agreed to comply with the Code.

Failure to comply with the policies and procedures outlined in the Code may result in disciplinary action against you.

Etna may amend the Code as necessary or appropriate to achieve the purpose of Rule 204A-1 under the Advisers Act and Rule 17j-1 of the 1940 Act.

For the Exchange Traded Fund (“ETF”) that is being sub-advised by Etna, the respective Board of Trustees must approve any material changes made to the Code within six months of the material change in accordance with the requirements of Rule 17j-1 under the 1940 Act.

This Code represents the intellectual property of Etna. It is made available to all personnel while employed by, or otherwise associated with, Etna. Accordingly, any portion of the Code, or revisions thereof, must be destroyed or returned to Etna upon termination of employment or association with Etna.

This Code supersedes all prior oral or written instructions. However, Etna retains the right to amend the Code by modifying, or rescinding, any of its provisions, or by adding additional provisions, at any time.

The Code’s applicability to consultants, interns, and contractors is determined on a case-by-case basis. Acceptance of the Code does not constitute a contract of employment.

Definitions

The definitions and terms used in this Code are intended to mean the same as they do under the Advisers Act and the other Hong Kong and US federal securities laws. If a definition hereunder conflicts with the definition in the Advisers Act or other federal securities laws, or if a term used in this Code is not defined, the definitions and meanings in the Advisers Act or other federal securities laws, as applicable, should be followed.

Access Person means: (i) every Covered Person of Etna who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security for any client, or has access to nonpublic information about the portfolio holdings of any client, or whose functions relate to the making of any recommendations with respect to purchases and sales, and (ii) every other person (whether or not a Covered Person of Etna, such as consultants, interns, etc.) who is subject to Etna’s supervision and control who has access to nonpublic information regarding any purchase or sale of securities of any client, or has access to nonpublic information about the portfolio holdings of any client.

American Depositary Receipts (ADRs) are negotiable certificates issued by a U.S. depositary bank representing a specified number of shares—usually one share—of a foreign company’s stock. The ADR trades on U.S. stock markets as any domestic shares would.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan is not considered to be under the Automatic Investment Plan.

Beneficial Ownership or Beneficially Owns means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. Specifically, a person is the “beneficial owner” of any securities in which he or she has a direct or indirect pecuniary (monetary) interest. Beneficial Ownership includes, but is not limited to securities or accounts held in the name or for the benefit of the following:

●	a member of an Access Person’s immediate family (spouse, domestic partner, child or parents) who lives in an Access Person’s household (including children who are temporarily living outside of the household for school, military service or another similar situation);

●	a relative of the person who lives in an Access Person’s household and over whose purchases, sales, or other trading activities an Access Person directly or indirectly exercises influence;

●	a relative whose financial affairs an Access Person “controls”, whether by contract, arrangement, understanding or by convention (such as a relative he or she traditionally advises with regard to investment choices, invests for or otherwise assists financially);

●	an investment account over which an Access Person has investment control or discretion;

●	a trust or other arrangement that names an Access Person as a beneficiary; and

●	a non-public entity (partnership, corporation or otherwise) of which an Access Person is a director, officer, partner or Covered Person, or in which he owns 10% or more of any class of voting securities, a “controlling” interest as generally defined by securities laws, or over which he exercises effective control.

Covered Account includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence (beneficial interest in an account includes a direct or indirect interest in an account) Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate. Covered accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

Covered Person includes all employees, officers, and partners of Etna, or other persons as determined by the CCO.

Discretionary Account means any account where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person.

Exempt Security means: (i) direct obligations of the U.S. Government (or any other “government security” as that term is defined in the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and High-Quality Short-Term Debt Instruments, including repurchase agreements, and shares of registered open-end investment companies, other than Reportable Funds, (ii) securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control, (iii) securities purchased or sold in a transaction that is non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions, (iv) securities acquired as a part of an Automatic Investment Plan, (v) purchases and sales of unit investment trusts (“UIT”s), (vi) acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities, (vii) acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market, and (viii) transactions made through savings and investment plans, retirement plans, and Mandatory Provident Funds (“MPF”s).

Equivalent Investments are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

Family/Household means a member of such person’s immediate family (spouse, domestic partner, child or parents) who lives in the person’s household (including children who are temporarily living outside of the household for school, military service or other similar situation), and a relative of the person who lives in such person’s household.

High Quality Short-Term Debt Instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel means (i) any Covered Person of Etna (or of any company in a control relationship to Etna) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities for a client, (ii) any natural person who controls Etna and who obtains information concerning recommendations made regarding the purchase or sale of Securities by a client.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505, or Rule 506 (e.g., private placements).

Management Committee means the Chief Compliance Officer, Managing Partners, and Partners.

Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security. The purchase or sale of a security in an account in which a person is deemed to have a Beneficial Ownership or a Beneficial Interest is deemed to be a purchase or sale of a Security by such a person. The purchase or sale of a security includes any gift or donation of a security given or received.

Reportable Security or Reportable Securities means any note, stock, treasury stock, mutual fund, ETF, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

Standard of Conduct

Etna has a fiduciary duty to clients and must comply with the rules and regulations of the SFC, SEC, and Advisers Act, as applicable. All Covered Persons of Etna are required to act ethically by placing the interests of Etna’s clients first. Any existing or potential circumstances that may reasonably present a conflict of interest with Etna’s clients must be disclosed to the CCO. Employees must promptly report any improper or suspicious activities, including any suspected violations of the Code or rules and regulations, to the CCO. Issues can be reported to the CCO in person, by telephone, email, or written. Reports of potential issues may be made anonymously. Furthermore, all personnel must comply with Hong Kong and U.S. federal securities laws.

Insider Trading

Etna prohibits all personnel from trading, either personally, or on behalf of others, on material non-public information, or communicating material non-public information to others. This conduct is frequently referred to as “insider trading.”

While securities laws concerning insider trading are not static, they generally prohibit:

●	Trading by an insider on the basis of material non-public information;

●	Trading by a non-insider on the basis of material non-public information, where the information was disclosed or misappropriated in violation of an insider’s duty; and

●	Communicating material non-public information to others.

The term “insider” is broadly defined. It includes officers, directors, and employees of a company. In addition, a person can be a “temporary insider.” A temporary insider can include, among others, attorneys, accountants, consultants, bank lending officers and the employees of these organizations.

All Etna personnel are considered insiders with regard to any material non-public information of clients’ portfolio holdings. Accordingly, all personnel are prohibited from disclosing any material non-public information regarding clients’ portfolio holdings, including holdings being considered for purchase or sale. This policy does not prohibit personnel from communicating this information as required in the normal course of carrying out their business responsibilities. Examples may include communications with custodians, accountants, administrators, attorneys, trustees, and others authorized by the client.

In order to avoid insider trading violations, the following questions should be asked to help identify inside information:

●	Is the information material?

●	Is the information non-public?

●	Would an investor consider it important in making investment decisions?

●	Would the information substantially affect the market price of any security?

If the information is material and non-public, or if further questions arise as to whether the information is material and non-public, follow these procedures:

●	Immediately report the matter to the CCO;

●	Do not communicate the information to anyone other than the CCO;

●	Do not purchase or sell the securities in question for yourself, clients, or anyone else; and

●	Do not recommend the securities in question to clients or anyone else. The CCO will then determine the proper course of action.

Personal Trading Procedures

Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Clients. If a Covered Person puts his/her own personal interests ahead of a Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

Covered Persons may not make personal investment decisions based on their knowledge of Client holdings or transactions. The most common example of this is “front running,” or knowingly engaging in a personal transaction ahead of a Client with the expectation that the Client’s transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person’s transaction is in the same direction as the transaction placed on behalf of a Client (for example, two purchases) or the opposite direction (a purchase and sale).

All Etna Access Persons are required to receive CCO approval prior to transacting in any Reportable Securities. A Personal Securities Transaction Pre-Clearance Form is included in Exhibit 3. Exempt Securities do not require pre-clearance.

The pre-clearance policy does not apply to purchases that are part of an automatic dividend reinvestment plan. Furthermore, transactions effected pursuant to an automatic/scheduled investment plan, which was previously approved by the CCO are not subject to the preclearance requirements of the Code.

Compliance approval cannot be obtained for buying or selling an investment on a day in which client has a pending “buy” or “sell” order in the same investment.

A pre-clearance approval for a transaction is only effective on the day which approval was received (regardless of time of issuance). If the trade is not fully executed by the end of the day, a new preclearance approval has to be reobtained before executing the order (or the executing the unfilled portion of the order). Accordingly, limit orders and “good ‘til cancelled” instructions must be withdrawn by the end of the day, unless a new approval is obtained.

If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for at least 30 days. As a result, Covered Persons may not:

●	Buy a security or Equivalent Investment within 30 days after selling that security; and

●	Sell a security or Equivalent Investment within 30 days after purchasing that security.

All Covered Persons are strictly prohibited from engaging in naked short sales. Covered Persons are prohibited from entering into a net short position with respect to any security that is held by a Client.

Covered Persons are permitted to acquire interests in general and limited partnerships and purchase privately placed securities, provided they obtain prior approval from Compliance. Covered Persons requesting permission must complete the Private Placement Request Form (Exhibit 14).

Generally, all Covered Persons must pre-clear any security or ADR that is traded on the Exchanges in Hong Kong, Japan, United States, England, Korea, Taiwan, Singapore, Indonesia, Malaysia, Thailand, the Philippines, India, or China.

The following Personal Trading Chart contains many of the common investments of which a Covered Person may consider for investment and notes which types of transaction require pre-clearance and reporting:

PERSONAL TRADING CHART
TRANSACTION	PRECLEARANCE REQUIRED?	REPORTING REQUIRED?
ADVISED/SUB-ADVISED PRODUCTS	Yes	Yes

MUTUAL FUNDS
- Mutual Funds (Open-End)	No	Yes
- Mutual Funds (Closed-End)	No	Yes
- Unit Investment Trusts	No	Yes

EXCHANGE-TRADED FUNDS	Yes	Yes

NON-DISCRETIONARY ACCOUNT TRANSACTIONS	No	Yes

SAVING AND INVESTMENT PLANS, MPF PLANS	No	Yes

SHORT SELLING OF SECURITIES RECOMMENDED BY ETNA TO CLIENTS	PROHIBITED	PROHIBITED

CROSS TRADES WITH CLIENTS	PROHIBITED	PROHIBITED

EQUITIES
- Common Stocks	Yes	Yes
- ADRs	Yes	Yes
- Stock Splits	No	Yes
- Rights	No	Yes
- Stock Dividend	No	Yes
- Warrants (exercised)	Yes	Yes
- Preferred Stock	Yes	Yes

DERIVATIVES
- Options	Yes	Yes
- Futures	Yes	Yes
- Warrants	Yes	Yes
- Note	Yes	Yes
- Derivatives Stock Dividend	Yes	Yes

PERSONAL TRADING CHART
TRANSACTION	PRECLEARANCE REQUIRED?	REPORTING REQUIRED?
FIXED INCOME
- US Treasury	Yes	Yes
- CDs	Yes	Yes
- Money Market	Yes	Yes

BONDS
- Government	Yes	Yes
- Corporate	Yes	Yes
- Convertibles (converted)	Yes	Yes
- Municipal	Yes	Yes

PRIVATE PLACEMENTS	Yes	Yes

LIMITED PARTNERSHIPS	Yes	Yes

Holdings and Transaction Reporting

All Etna Covered Persons are required to submit personal trading reports to the CCO for review. Reports must include every account in which the Covered Person, and any member of their Household, has direct, or indirect, ownership and control. Reports must list all transactions in any Reportable Securities, including Initial Public Offerings or Private Placements.

Initial Holdings

Within ten (10) days of becoming a Covered Person, Covered Persons must submit to the CCO a complete list of each Reportable Security in which such person has any direct or indirect Beneficial Ownership. An Initial Holdings Report is included in Exhibit 4.

In lieu of a separate report, Covered Persons may submit copies of account statements provided that such statements contain all the required information. However, to rely on this provision, Covered Persons must still submit a signed Initial Holdings Report indicating that the information provided is accurate and complete.

The information included in the Initial Holdings Report must be current as of a date no more than forty-five (45) calendar days prior to the date the person becomes a Covered Person and must include all Reportable Securities and Securities accounts as of the day the person became a Covered Person.

Covered Persons must submit an Initial Holdings Report even if the Covered Person does not hold reportable securities.

Quarterly Transaction and Account Reporting Requirements

On a quarterly basis, Covered Persons are required to report their personal transactions in Reportable Securities to the CCO via the Quarterly Transaction Report, included as Exhibit 5.

Quarterly Transactions Reports must be submitted no later than thirty (30) calendar days after the end of each calendar quarter. Covered Persons are required to report all transactions in Reportable Securities, even if the Covered Person received prior written clearance or approval for the transaction.

Be aware that certain transactions will not be included on transaction confirmations or account statements (e.g., privately placed securities) and therefore must be submitted separately through the Quarterly Transaction Report.

Covered Persons are not required to report regularly scheduled transactions effected pursuant to an Automatic Investment Plan.

Covered Persons are not required to include on the Quarterly Transactions Report Reportable Securities transactions held in accounts over which the Covered Person has no direct or indirect influence or control such as a Discretionary Managed Account or Blind Trust - provided that the CCO has received and approved the Discretionary Managed Account or Blind Trust. The CCO may request duplicate statements for these accounts on a periodic basis.

Covered Persons must submit a Quarterly Transactions Report for each quarter even if the Covered Person did not engage in any Reportable Securities transactions during the quarter.

Etna’s outsourced CCO has no access to any investment decision, trading activity, or inside information, except on a post use basis, while doing compliance program testing and does not speak with clients/prospects (except in any necessary complaint resolution). Quarterly, the CCO shall complete the Quarterly Transaction Attestation, included as Exhibit 6, attesting that their personal trades/accounts did not conflict with the firm’s trading and that they did not trade with any insider information.

Annual Holdings Reporting Requirements

Within forty-five (45) calendar days after the end of every calendar year, each Covered Person must report all personal holdings in Reportable Securities as of the end of such calendar year to the CCO via the Annual Holdings Report, included as Exhibit 7.

Annual Holdings Reports must include information as of December 31st.

Covered Persons must submit an Annual Holdings Report even if the Covered Person does not hold reportable securities.

Submission of Duplicate Transaction Confirmations and Securities Account Statements

In order to monitor compliance with this Code, Covered Persons must arrange for the CCO to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account.

Opening of Brokerage Accounts

Opening of brokerage accounts or any investment accounts must be approved in writing by the CCO. Approval request is granted by completing and submitting the New Brokerage Account Request Form (Exhibit 16) and receiving singed approval by the CCO. Covered Persons who maintain a Covered Account prior to the commencement of employment with the Company may continue to maintain the account provided that accounts details are disclosed in the initial holdings report when reporting initially via Exhibit 4.

Covered Persons are responsible for notifying the CCO at the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the CCO and include the broker’s name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

Discretionary Accounts

Covered Persons must obtain approval from the CCO to open a Discretionary Account. Although a Discretionary Account is exempt from Etna’s provisions of the Personal Trading Procedures of this Code, brokerage statements from these accounts still need to be provided to the CCO in accordance with the provisions laid out in this Code.

To obtain approval to open a Discretionary Account, the Covered Person must provide to the CCO with the following:

●	A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion;

●	A signed attestation (Exhibit 15) that, if he/she discusses any specific strategies, industries or securities with the independent fiduciary, he/she will pre- clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, pre-clearance is not required).

The CCO will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account’s trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

Private Placements and Limited Partnerships

Covered Persons that want to participate in a private placement or limited partnership must complete the Private Placement Request Form (Exhibit 14).

A Covered Person may not participate in any partnership or private or placement until he/she receives written permission from the CCO. Oral discussions do not constitute approval under any circumstances.

Review of Personal Trading Information

All trading information and brokerage statements that has been supplied to the CCO will be reviewed. All information supplied may be available for inspection by the Partners, any party to which any investigation is referred by any of the foregoing, a Covered Person’s supervisor (where necessary), the SEC, the SFC, or any other applicable regulators.

Other Required Reporting

In order to maintain current and accurate registrations, all personnel must promptly report the following items to the CCO:

●	A charge, conviction or pleading of guilty or “no contest” to a felony in any court of law;

●	A charge, conviction or pleading of guilty or “no contest” to a misdemeanor related to investments, an investment-related business, fraud, false statements, omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses in any court of law;

●	Findings from the SFC, SEC, the Commodity Futures Trading Commission or any other federal/state regulatory agency that has:

○	Found that they have made a false statement, omission or behaved in a manner deemed to be dishonest, unfair, or unethical;

○	Determined that they have been involved in a violation of its respective rules, regulations or statutes;

○	Found that they have been the cause of an investment-related business having its authorization to do business, denied, suspended, revoked, or restricted o Entered a disciplinary order against the individual in connection with investment-related activity;

○	Imposed a monetary penalty or ordered such person to cease and desist from any activity; or

○	Denied, suspended or revoked the representative’s registration/license or otherwise prevented/restricted the representative from associating with an investment-related business.

●	Any suspension or revocation of any professional or investment-related license or designation by any court, regulatory body or any other entity;

●	Edicts by any court of law that:

○	Involve a violation of investment-related statutes or regulations; or

○	Are brought forth by state/federal financial regulators or deal with an investment-related civil action.

●	Arbitration claims alleging damages in excess of US $2,500 / HKD $19,000 involving any investment or an investment-related business activity, including fraud, false statements, omissions, theft, embezzlement, wrongful taking of property, bribery, forgery, counterfeiting, extortion or any other unethical practice;

●	When representatives are the subject of a civil or administrative proceeding involving any investment-related business activity, including fraud, false statements, omissions, theft, embezzlement, wrongful taking of property, bribery, forgery, counterfeiting, extortion or any other unethical practice; and

●	Any proceeding that may result in the required reporting of any of the above items.

Additionally, all newly hired employees are required to complete the Employee Compliance Questionnaire and Acknowledgement, which is included as Exhibit 14, within 10 days of hire.

All Covered Persons must complete the Employee Compliance Questionnaire and Acknowledgement, which is included as Exhibit 14 annually.

Gifts and Entertainment

For purposes of this Code, the distinction between a “gift” and “entertainment” is an important one. Generally, the term “gift” refers to items that are accepted from or given to any person primarily as a result of a business relationship. “Entertainment” means any event, meal or activity whose primary purpose is business-related and is offered by and attended by a person who himself or herself or through his or her employer or affiliate has a current or prospective business relationship with Etna, including the Funds.

No gift or entertainment should ever be offered, given, provided or accepted by any Covered Person in connection with the Firm’s business unless it:

●	Is consistent with customary business practices;

●	Is not excessive in value;

●	Cannot be construed as a bribe, payoff or kickback; and

●	Does not violate any laws or regulations.

If you have any questions as to whether or not a gift or entertainment is appropriate, please contact the CCO for guidance.

No Covered Person shall accept from any person or entity that does or seeks to do business with or on behalf of the Firm any gift of more than US $200 / HKD $2,000 in value without pre-approval by the Firm’s CCO. Pre-approval must be obtained by completing and submitting to the CCO the Gifts and Entertainment Pre-Approval Form, included as Exhibit 8.

No Covered Person may give or offer to give any gift of any value to any person or entity that does business with or on behalf of the Firm without pre-approval by the Firm’s CCO. Please note that this limit does not include nominal logo/promotional items. Pre-approval must be obtained by completing and submitting to the CCO the Gifts and Entertainment Pre-Approval Form, included as Exhibit 8.

No Covered Person may give or accept cash or cash equivalent gifts, such as lottery tickets.

Gifts of nominal value (US $200 / HKD $2,000), including holiday gifts, are considered appropriate and need not be reported.

Covered Persons are permitted to entertain and to be entertained, provided the business entertainment such as an occasional meal, round of golf, sporting event, theater production or comparable entertainment event, is not so frequent (i.e., more often than once a quarter), extensive, or exorbitant as to raise any question of propriety and fosters business relationships. However, business entertainment above a reasonable value and/or an offer of travel expenses or hotel accommodations must be preapproved by completing and submitting to the CCO the Gifts and Entertainment Pre-Approval Form, included as Exhibit 8.

If the person or entity paying for the entertainment does not have a person or representative attending the event, the event constitutes a “gift” and is subject to the gift policy.

Meals provided in the Firm’s office, a client’s office or in a similar business setting shall not be deemed entertainment and the Firm does not require preapproval. Further, gifts and entertainment exchanged between immediate family and friends are excluded from the requirements herein.

Etna prohibits employees from entertaining or accepting entertainment as a means of personal gain. Etna prohibits the receipt of any entertainment if the expectation is that Etna will conduct business with the outside party in return for the entertainment received.

Individuals registered with a broker dealer are subject to additional restrictions related to the dollar amount of gifts given and/or received and should abide by the gifts and entertainment policy of the broker dealer. Any employee or registered personnel of a broker dealer, and any member of their immediate family, is prohibited from giving to any person, or receiving from any person, any item of value greater than $100 in value, annually, when the item of value given or received is in relation to the business of the recipient’s employer.

The CCO will maintain a gifts and entertainment log listing all entertainment obtained and provided over a reasonable value, all gifts provided, and all gifts received over US $200 / HKD $2,000.

Political Contributions (Pay-to-Play)

Generally, Rule 206(4)-5 (the “Rule”) of the Advisers Act prohibits investment advisers from providing advisory services for compensation to a government entity (e.g. pension plans, retirement plans, tuition plans) for two years after the investment adviser makes a contribution in excess of a stated de minimis amount to an elected official or candidate for office of the government entity, who is in a position to influence the selection of an adviser. Investments by a government entity in a “covered investment pool,” i.e., mutual funds and private funds, are covered by the Rule.

The Firm, its employees, and their Families/Household are prohibited from making a contribution to any government entity, including a government official, candidate for office, political party, or political action committee, whether state, municipal or federal (US or HK), for the purpose of influencing the decision by any person or entity to conduct business with the Firm, including investing in any product managed by the Firm.

Any Covered Person and their Families/Household who wishes to make a political contribution must complete the Political Contribution Pre-Approval Form, included as Exhibit 9 and obtain consent from the CCO prior to making such a contribution.

Generally, it is the Firm’s policy to permit any proposed contribution so long as it does not cause a violation or a reasonably foreseeable violation of this policy. However, the CCO may prohibit any proposed contribution that is deemed by the CCO or designee to raise a risk of violating this policy or any applicable campaign finance or government lobbying law, or that poses a risk of the appearance of a conflict of interest.

All new employees are required to disclose all political contributions for the prior two years by submitting an Initial Acknowledgement of Political Contributions, which is included as Exhibit 10, which the CCO will investigate utilizing public record searches.

On a periodic basis and at least annually, the CCO will conduct public record searches for political contributions made by the Firm and Covered Persons.

Outside Business Activities

In order to avoid any conflicts of interest or perceived conflicts of interest, all Covered Persons are prohibited from engaging in an Outside Business Activities without first disclosing it to the CCO writing and receiving written approval from the CCO for any outside business activities in which they wish to engage. All personnel are required to obtain pre-approval from the CCO prior to accepting any board position for a for-profit, not-for-profit, foundation, endowment, charity, or similar organization. An Outside Business Activity Pre-Approval Request Form is included in Exhibit 11.

All new employees are required to disclose all outside business activities by submitting an Initial Acknowledgement of Outside Business Activities, which is included as Exhibit 12.

All outside business activities, including board positions, must be disclosed annually. An Annual Outside Business Activity Acknowledgement is included in Exhibit 13.

Email and Other Electronic Communication

Refer to Etna’s compliance manual for a full explanation of the Firm’s Email and Other Electronic Communication policy.

Social Media

Refer to Etna’s compliance manual for a full explanation of the Firm’s Social Media policy.

Training

All personnel are required to participate in annual compliance training and, from time to time, periodic training sessions to facilitate compliance with and understanding of new rules and regulations. New employees receive training on the Code within ten days of hire.

A compliance training log is maintained by the CCO.

Temporary Staff, Part-Time Staff, and Interns

Temporary Staff, Part-Time Staff and interns who are employed for less than 30 days, but having access to Etna’s trading information are subject to the following Code requirements:

Conflicts of Interest

Regardless of the period of employment, Temporary Staff, Part-Time Staff, and Interns are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Clients’ and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment and/or internship with the Company.

Report Covered Accounts to Compliance

Temporary Staff, Part-Time Staff, and Interns are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

Copy the Compliance Department on Trade Confirmations

Temporary Staff, Part-Time Staff, and Interns are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

Trading Restrictions

Temporary Staff, Part-Time Staff, and Interns are required to comply with all components of the Personal Trading and Holdings and Transaction Reporting section of this Code.

Reporting and Certification Requirements

Temporary Staff, Part-Time Staff, and Interns who wish to trade are required to submit a list of all personal investment holdings (Exhibit 4) at the time they are hired.

Sanctions and Remedies

If the CCO determines that a Covered Person has violated the Code, it may, in consultation with Etna Partners, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

As part of any sanction, the CCO may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Etna’s Management Committee will determine the appropriate disposition of any money forfeited pursuant to this section.

Reporting Violations

All personnel must promptly report any violation or suspected violation of the Code or of any securities laws or rules to the CCO. Reporting may be on anonymous basis. No retaliation or retribution of any kind will be taken against personnel for reporting a violation or potential violation in good faith. Retaliation against a person for reporting an alleged violation is also a violation of this Code. The CCO and Management Committee will be responsible for addressing each such violation as appropriate for the circumstances.

Whistleblowers

If and when an employee identifies an instance of potential or actual employee misconduct or impropriety, the employee is encouraged to report the incident to the CCO. The CCO will conduct the necessary investigation and address the issue with complete confidentiality.

For the avoidance of doubt, nothing contained in the policies and procedures of the Firm, including the compliance manual and Code, or any other Firm document, such as an employment agreement or severance agreement, will prohibit personnel, or former personnel, from voluntarily communicating with the Securities and Exchange Commission, Hong Kong Securities and Futures Commission, or other authorities, regarding possible violations of law. Retaliation against personnel that have reported suspected violations is not permitted.

Any employee who believes he or she has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or a member of Etna’s Management Committee in the event the concern pertains to the CCO.

Any questions pertaining to the above should be addressed to the CCO.

Acknowledgement

All personnel must acknowledge their receipt, understanding and compliance with the Code. Thereafter, on at least an annual basis, all personnel will acknowledge in writing that they have complied with the Code, including the disclosure and reporting of all personal transactions/holdings required to be disclosed or reported.

The form used to acknowledge initial compliance is included as Exhibit 1. The form used to acknowledge annual compliance is included as Exhibit 2.

Exhibit 1 – Code of Ethics Initial Acknowledgement

From the Chief Compliance Officer

This Code of Ethics is given to all Covered Persons of Etna Capital Management Limited (“Etna”). Please indicate your receipt of the Code of Ethics by signing and dating this acknowledgement and returning it to the Chief Compliance Officer (“CCO”).

Please read the entire Code promptly and with care. While much of it may be familiar to you, there may be new material of considerable importance. You are required to keep your copy of Code readily available and become familiar with and guided by its provisions.

No Covered Person of Etna has the right to waive compliance with any laws, rules, regulations or the internal policies of Etna.

Etna’s Code of Ethics and may be updated from time to time. These updates will be made available to each Covered Person by the CCO.

By signing below, you acknowledge receipt of this Code. The CCO will maintain a copy of the original acknowledgements in each employee’s file.

Initial Acknowledgement

I have received a copy of Etna’s Code of Ethics and understand that I must become familiar with all of the information it contains. I acknowledge that I have read the Code of Ethics, and I will be bound by its terms. I agree that I will conduct my business in a manner consistent with, and that I will abide by, all provisions of the Code.

Employee Signature:	Date:

Name (please print):

CCO Signature:	Date:

Name (please print):

Exhibit 2 – Code of Ethics Annual Acknowledgement

From the Chief Compliance Officer

This Code of Ethics is given to all Covered Persons of Etna Capital Management Limited (“Etna”). Please indicate your receipt of the Code of Ethics by signing and dating this acknowledgement and returning it to the Chief Compliance Officer (“CCO”).

Please read the entire Code promptly and with care. While much of it may be familiar to you, there may be new material of considerable importance. You are required to keep your copy of Code readily available and become familiar with and guided by its provisions.

No Covered Person of Etna has the right to waive compliance with any laws, rules, regulations or the internal policies of Etna.

Etna’s Code of Ethics and may be updated from time to time. These updates will be made available to each Covered Person by the CCO.

By signing below, you acknowledge receipt of this Code. The CCO will maintain a copy of the original acknowledgements in each employee’s file.

Annual Acknowledgement

I have received a copy of Etna’s Code of Ethics and understand that I must become familiar with all of the information it contains. I acknowledge that I have read the Code of Ethics, and I will be bound by its terms. I agree that I will conduct my business in a manner consistent with, and that I will abide by, all provisions of the Code.

Employee Signature:	Date:

Name (please print):

CCO Signature:	Date:

Name (please print):

Exhibit 3 – Personal Securities Transaction Pre-Clearance Form

To:	Chief Compliance Officer

From:

Date of Pre-Clearance Request:

Time of Pre-Clearance Request:	AM / PM (circle)

Ticker	Buy/Sell	Name of Security	Proposed Transaction Date	No. of Shares	Approved	Denied

Initials
I have read the policy and believe that the above transaction complies with its requirements.
No client has purchased or sold the security listed above in the immediately preceding trading day.
The security indicated above is not currently being considered for purchase or sale by any client.
The requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any client.
Permission is effective only on the day approval is received.

By signing below, I hereby request approval to complete the transaction(s) contemplated above. I acknowledge and agree that clearance of a transaction is valid only for the day is submitted AND approved by the CCO. If the transaction is NOT placed within that day, clearance of that transaction must be pre-requested.

Date:

Name (please print):

Signature:

Date Received:

Received By:

	Approved: ☐	Denied: ☐

Date Approved:

CCO Signature:

Exhibit 4 – Initial Holdings Report

Name of Reporting Person:

Information Provided as of:	Date Submitted:

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, etc.)	No. of Shares or Principal Amount

☐	I have no holdings in Reportable Securities to report.

☐	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

*	The report or recording of any holding in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

☐	I have no securities accounts to report.

I certify that I have included in this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

(Signature)	(Date)

(CCO Signature)	(Date)

Exhibit 5 – Quarterly Transaction Report

(Complete within thirty days of the quarter end)

For Quarter Ended ____________________________________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.	transactions

Name of Reportable Security	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase/Sale Price	Date of Transaction

☐	I have no reportable transactions for this reporting period. (check if applicable)

☐	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the above required information. (check if applicable)

2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

☐	I have not established a broker/dealer or bank account during the quarter. (check if applicable)

Submitted By:
(Print Name)

Date:
(Signature)

Reviewed By:		Date:
(CCO Signature)

Exhibit 6 – Quarterly Transaction Attestation

(Complete within forty-five days of the year end)

For Quarter Ended ____________________________________

1.	transactions

Name of Reportable Security	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase/Sale Price	Date of Transaction

☐	I have no reportable transactions for this reporting period. (check if applicable)

2.	ATTESTATION (to be completed only if transactions were made / reported)

☐	My personal trades/accounts did not conflict with the firm’s trading, and I did not trade with any insider information.

☐	I had no access to any investment decision, trading activity, or inside information, except on a post use basis, while doing compliance program testing and did not speak with clients/prospects (except in any necessary complaint resolution). (check if applicable)

Submitted By:
(Print Name)

Date:
(Signature)

Approved By:		Date:
(Signature)

Exhibit 7 – Annual Holdings Report

(Complete within forty-five days of the year end)

For Year Ended ____________________________________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.	transactions

Name of Reportable Security	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase/Sale Price	Date of Transaction

☐	I have no reportable transactions for this reporting period. (check if applicable)

☐	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the above required information. (check if applicable)

2.	BROKERAGE ACCOUNTS OPENED DURING Year

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

☐	I have not established a broker/dealer or bank account during the year. (check if applicable)

Submitted By:
(Print Name)

Date:
(Signature)

Reviewed By:		Date:
(CCO Signature)

Exhibit 8 – Gifts and Entertainment Pre-Approval Form

To:	Chief Compliance Officer

From:

Date:

Description:

	☐	Given To	☐	Received From

Organization:

Approx. Value:

	☐	Approved	☐	Denied

Date:

CCO Signature:

Exhibit 9 – Political Contribution Pre-Approval Form

TO:	Chief Compliance Officer

FROM:
(Print Name)

DATE:

SEC Rule 206(4)-5 was specifically enacted to prevent registered investment advisers, including the Firm and its Covered Persons, from making or soliciting political “contributions” for the purpose of influencing the award of advisory contracts to the Firm by government officials. The purpose of these so-called “pay-to-play” rules is to ensure the integrity of the selection process wherein government officials are in position to award advisory contracts with respect to municipal pension plans and other municipal investment accounts to advisers and to otherwise prevent outside manipulation or influence on the contract award process. The rules are broadly designed to prevent the influence that may be caused by traditional campaign contributions, but also by other forms of indirect political contributions and benefits.

For purposes of the “pay-to-play” rule, a “contribution” is defined to include “any gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election.” Approval by the Chief Compliance Officer is required prior to making any contribution to any candidate for office, public official, government entity or division. Accordingly, please disclose the nature of your intended contribution below.

Recipient of Proposed Contribution:

Amount or Value of Proposed Contribution:

Type of contribution:     ☐ Monetary Donation     ☐ Other

If other, please describe in the Comments section below.

Are you entitled to vote for the recipient of the proposed contribution?     ☐ Yes     ☐ No

Have you provided any other contributions to the recipient within the immediately prior 12-month period?     ☐ Yes     ☐ No

If yes, please describe the amount or value of the prior contribution(s) and the date such contribution(s) was made in the Comments section below.

Comments:

☐ Approved	☐ Denied

Date:	CCO Signature:

Exhibit 10 – Initial Acknowledgement of Political Contributions

TO:	Chief Compliance Officer

FROM:
(Print Name)

Pursuant to my seeking employment with Etna Capital Management Limited (“Etna”), I hereby report the following political contributions that I have made since [INSERT DATE 2 YEARS PRIOR TO HIRE]. I understand that political contributions include any donation, gift, subscription, loan, advance, deposit of money, or anything of value, including in-kind services, volunteer work, and any expenses incurred by me, my spouse, and immediate family members in connection with the support of a candidate or political party, including political action committees (“PAC”) and/or soliciting and coordinating (“bundling”) from any person or PAC to make any contribution or payment to a government official, candidate for government office, political party or PAC. I also understand that I need to obtain pre-clearance before any future contributions are made, including contributions for local and federal candidates. If I am deemed a “covered associate” under the Investment Advisers Act of 1940 Rule 206(4)-5, rule interpretations, industry best practices, Firm policy and/or Firm review, I understand that such contributions may impede my employment or the role I may serve in Etna.

☐	I, my spouse, or immediate family members have NOT made any such political contributions since the date listed above.

☐	I, my spouse, or immediate family member have made such political contributions since the date listed above. (Include details in the box below).

Date:	Candidate:	Office Being Sought and Jurisdiction:	Was I eligible to vote for this candidate?
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No

(Attach additional pages, if necessary)

(Signature)	(Date)

(CCO Signature)	(Date)

Exhibit 11 – Outside Business Activity Pre-Approval Request

TO:	Chief Compliance Officer

FROM:
(Print Name)

Name of Organization:

Address of Organization:

Organization’s primary business purpose:

Is the organization a publicly traded firm?	☐	Yes	☐	No

If yes, list the stock symbol:

Describe your anticipated role with the organization:

Describe any compensation you will receive:

Describe any known relationships between Etna Capital Management Limited (“Etna”) and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any employees of Etna you know to be officers or directors of the organization:

If approval is granted, I agree to:

●	Notify the Chief Compliance Officer (“CCO”) of any change in the above information;

●	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

●	Adhere to the insider trading policies and procedures, and not transfer any nonpublic information between perimeter or concourse and the organization; and

●	Avoid involvement in any arrangement between perimeter or concourse and the entity and recuse myself of voting on such matters.

(Signature)	(Date)

☐ Approved	☐ Denied

(CCO Signature)	(Date)

Exhibit 11 – Initial Acknowledgement of Outside Business Activities

TO:	Chief Compliance Officer

FROM:
(Print Name)

In order to comply with the Etna Capital Management Limited (“Etna”) Code of Ethics, are required to disclose and obtain written permission to have any outside employment, to receive any employment compensation other than through your affiliation with Etna, or having any board position for a for-profit, not-for-profit, foundation, endowment, charity, or similar organization.

Are you currently employed by, or do you accept any compensation from, any business, organization, or entity not affiliated with Etna?

☐	Yes	☐	No

Do you serve as a director or board member of any organization not affiliated with Etna?

☐	Yes	☐	No

For each “yes” answer above, complete and submit a separate response to the following:

Name of Organization:

Title:

Description if duties:

Compensation to be received:

Amount of time per month that will be spent on activity:

(Signature)	(Date)

☐ Approved	☐ Denied

(CCO Signature)	(Date)

Exhibit 12 – Annual Outside Business Activity Acknowledgement

Etna Capital Management Limited LLC (“Etna”) requires all officers, directors, employees or other associated persons of Etna to disclose annually any Outside business Activities they participate in for a business, for-profit, not-for-profit, foundation, endowment, charity or similar organization. In accordance with the Code, the undersigned hereby discloses his/her position(s) regarding the following Outside business Activities, which position(s) was (were) previously pre-approved on the date stated:

Outside Business Activity	Date of Pre-Approval Authorization

☐	I have no Outside Business Activities to report. (check if applicable)

Submitted By:
(Print Name)

Date:
(Signature)

Reviewed By:		Date:
(CCO Signature)

Exhibit 13 – Employee Compliance Questionnaire and Acknowledgement

Instructions: Please respond to all questions and requested information. If required, complete written details of all events or proceedings must be provided. All employees are required to provide an executed copy of this form to the Chief Compliance Officer annually and initially upon hire. All key terms are defined in the definition section following the questions and requested information.

Criminal or Civil Actions
1.	Have you ever:
	A.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?	Yes	☐	No	☐
	B.	been charged with any felony?	Yes	☐	No	☐
	C.	been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	Yes	☐	No	☐
	D.	been charged with a misdemeanor listed in the above question?	Yes	☐	No	☐
	E.	been named subject of a pending criminal proceeding that involves an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	Yes	☐	No	☐
	F.	been found by a domestic, foreign, or military court to have been involved in a violation of an investment-related statute or regulation?	Yes	☐	No	☐
	G.	been involved in a criminal or civil action in which you were the subject of an order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule or order?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

Regulatory Disciplinary Actions
2.	Has the U.S. Securities and Exchange Commission (“SEC”), Hong Kong Securities and Futures Commission (the “SFC”), or the Commodity Futures Trading Commission (“CFTC”) ever:
	A.	found you to have made a false statement or omission?	Yes	☐	No	☐
	B.	found you to have been involved in a violation of an investment-related regulation or statute (including SEC or CFTC regulations or statutes)?	Yes	☐	No	☐
	C.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, restricted or otherwise lost?	Yes	☐	No	☐
	D.	entered an order against you in connection with an investment-related activity?	Yes	☐	No	☐
	E.	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	Yes	☐	No	☐
	F.	entered an order against you pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that suspends or revokes your registration as a broker, dealer, municipal securities dealer, or investment adviser, places limitations on your activities, functions, or operations, or bars you from being associated with any entity or from participating in the offering of any penny stock?	Yes	☐	No	☐
	G.	entered any order of the SEC that requires you to cease and desist from committing or causing a future violation of any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(l) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(l) of the Exchange Act and Section 206(1) of the Advisers Act or any other rule or regulation thereunder or Section 5 of the Securities Act?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

3.	Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority ever:
	A.	found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	Yes	☐	No	☐
	B.	found you to have been involved in a violation of an investment-related regulation or statute?	Yes	☐	No	☐
	C.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, restricted or otherwise lost?	Yes	☐	No	☐
	D.	entered an order against you in connection with an investment-related activity?	Yes	☐	No	☐
	E.	denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?	Yes	☐	No	☐
	F.	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

4.	Has any self-regulatory organization or commodities exchange ever:
	A.	found you to have made a false statement or omission?	Yes	☐	No	☐
	B.	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	Yes	☐	No	☐
	C.	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, restricted or otherwise lost?	Yes	☐	No	☐
	D.	disciplined you by (i) barring, expelling or suspending you from membership, (ii) barring or suspending you from association with other members, or otherwise restricting your activities, including your investment-related activities; or (iii) fining you more than US $2,500 / HKD $19,000?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

5.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

6.	Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of questions (2), (3) or (4) above?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

7.	Have you ever:
	A.	been the subject of any other proceeding m which a professional attainment, designation, or license of yours was revoked or suspended because of a violation of rules relating to professional conduct?	Yes	☐	No	☐
	B.	resigned (or otherwise relinquished your attainment, designation, or license) in anticipation of a proceeding described in the above question?	Yes	☐	No	☐
	C.	been involved in a criminal or civil action arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?	Yes	☐	No	☐
	D.	been involved in a criminal or civil action involving the making of any false filing with the SEC?	Yes	☐	No	☐
	E.	been subject to any order, judgment, or decree of any court of competent jurisdiction that restrains or enjoins you from engaging or continuing to engage in any conduct or practice in connection with the purchase of sale of any security, involving the making of any false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor, or paid solicitor of purchases of securities?	Yes	☐	No	☐
	F.	been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?	Yes	☐	No	☐
	G.	been subject to a United States Postal Service false representation order or subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

Civil Judicial Actions
8.	Has any domestic or foreign court ever:
	A.	enjoined you in connection with any investment-related activity?	Yes	☐	No	☐
	B.	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

9.	Are you now the subject of any civil proceedings that could result in a “yes” answer to any part of question 8 above?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

Terminations
10.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
	A.	violating investment-related statutes, regulations, rules or industry standards of conduct?	Yes	☐	No	☐
	B.	fraud or the wrongful taking of property?	Yes	☐	No	☐
	C.	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

Financial
11.	Within the past 10 years:
	A.	based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	Yes	☐	No	☐
	B.	based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act of 1970?	Yes	☐	No	☐

If yes, please provide relevant details (e.g., the date of the conviction, the relevant case number, a brief description, etc.):

Certification

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify the Firm if such information becomes inaccurate in any way.

Employee Signature:	Date:

Name (please print):

CCO Signature:	Date:

Definitions:

Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

Foreign Financial Regulatory Authority: This term includes (1) a foreign secunt1es authority; (2) another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Found: This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Investment-Related: Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

Involved: Engaging in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rule Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)

Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Person: A natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company (“LLC”), limited liability partnership (“LLP”), or other organization.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), FINRA and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

Exhibit 14 – Private Placement Request Form

Name of Reporting Person:

Information Provided as of:	Date Submitted:

Name of proposed investment:
Date of investment:
Nature of investment:
Amount to be invested:
Number of shares / Ownership %:
Terms of Investment:
Equity / Debt?
Open-ended/Specific Maturity date?
Further Investment Contemplated? If yes, what is the amount?
Was this investment offered to you due to your affiliation with the company?

Do you have an official position at the company/ are there any duties you perform in connection with the investment?

Yes ☐	No ☐

Do you give investment advice to the company/ any affiliates of the company?

Yes ☐	No ☐

If yes, please describe.

Are you informed/ consulted about investments made by the company?

Yes ☐	No ☐

If yes, please describe.

How frequently do you receive statements/ communications regarding the investment?

Is the company private/ publicly held?

Private ☐	Public ☐

If it is a private company, are you aware of any plans of bringing the company public?

Yes ☐	No ☐

Have you informed the company that you are a “restricted person” in the event of an IPO of securities?

Yes ☐	No ☐

Please describe any connection(s) between the investment and the company.

To your knowledge, are there clients for whom this is an appropriate investment?

Yes ☐	No ☐

Please describe any client connections to this investment(s).

Are you aware of any conflict between your duties at the company and this investment?

Yes ☐	No ☐

Please attach any relevant reports/statements which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify the Compliance Officer immediately of any material changes to the information provided above.

Employee Signature:	Date:

Name (please print):

CCO Approval

☐ Approved	☐ Denied

(CCO Signature)	(Date)

Exhibit 15 – Discretionary Account Attestation

Memorandum

Date:

To:

CC:

From:	Etna Capital Management Limited, Compliance Department

Subject:	Discretionary Account Attestation

This memo outlines the agreed process for your discretionary / or advisory accounts with [___________].

[____________________________] has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre- clear any related trades that result from your discussion. As long as no discussions are held between you and [___________] relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate confirmations and Quarterly Transactions Reports.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Chief Compliance Officer.

Please acknowledge this understanding by signing the bottom of this memo.

ETNA CAPITAL MANAGEMENT COMPANY LIMITED

Employee Signature:	Date:

Name (please print):

Investment Advisor Signature:	Date:

Name (please print):

Exhibit 16 – New Brokerage Account Request Form

A Covered Person requesting approval to establish an outside account must complete and submit this form to the Chief Compliance Officer (“CC”). Once reviewed by the CCO, the Covered Person will be notified of the terms (if any) of the approval or denial.

Required documentation must be attached prior to submission of this form to the CCO.

Title of Account:

Type of Account

Account Number(s):

A copy of the account(s) statement(s) is attached to this Form:

Yes ☐	No ☐

If the account is not yet opened or if a statement is unavailable for attachment, please explain why:

(Signature)	(Date)

☐ Approved	☐ Denied

(CCO Signature)	(Date)